UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

October 22, 2004

DRIL-QUIP, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-13439	74-2162088
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

13550 Hempstead Highway Houston, Texas	77040
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code

(713) 939-7711

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

The Compensation Committee of the Board of Directors of Dril-Quip, Inc. (the “Company”) has approved the Standard Non-Qualified Stock Option Agreement to be used in connection with certain grants of stock options to executive officers and employees under the 2004 Incentive Plan of Dril-Quip, Inc. (the “Incentive Plan”), which was approved by the Company’s stockholders in May 2004. The Standard Non-Qualified Stock Option Agreement is to be used to make option grants under the Incentive Plan and will set forth the terms and conditions of the options. Unvested options become fully exercisable upon the occurrence of a change of control and are cancelled upon termination of employment. Options are transferable at death by will or the laws of descent and distribution. The foregoing description is qualified by reference to the terms of the Standard Non-Qualified Stock Option Agreement, a copy of which is attached as Exhibit 10.1, and to the terms of the Incentive Plan, a copy of which was filed with the Securities and Exchange Commission on March 22, 2004 as Annex II to the Company’s Definitive Proxy Statement for the 2004 Annual Meeting.

Item 9.01 Financial Statements and Exhibits.

(c)	Exhibits.

The following exhibits are filed as part of this report:

Exhibit No.	Description
10.1	Standard Non-Qualified Stock Option Agreement.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DRIL-QUIP, INC.

By:	/s/ Larry E. Reimert
Larry E. Reimert
Co-Chairman and Co-Chief Executive Officer

Date: October 22, 2004

EXHIBIT INDEX

Exhibit No.	Description
10.1	Standard Non-Qualified Stock Option Agreement.

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